UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 15, 2022

Date of Report (Date of earliest event reported)

ROPER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-12273	51-0263969
(Commission File Number)	(IRS Employer Identification No.)

6901 Professional Parkway, Suite 200 Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

(941) 556-2601

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	ROP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2022, Roper Technologies, Inc. (the “Company”) announced transition plans for its Chief Financial Officer (“CFO”) position. Robert C. Crisci, who has served as CFO since 2017, will transition from the CFO role on February 1, 2023. Mr. Crisci is expected to serve as a strategic advisor to the Company for a period after the transition.

Jason P. Conley will become the Company’s new CFO on February 1, 2023. Mr. Conley has held senior finance roles at the Company and its affiliates since 2006, including serving as its Chief Accounting Officer since 2017.

Mr. Conley will receive a salary and will continue to participate in the Company’s cash incentive, equity incentive and other benefits plans in amounts commensurate with his new position to be approved by the Company’s Board of Directors.

The Company issued a press release announcing its CFO transition plans, which is included as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release of the Company dated November 15, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Technologies, Inc.
(Registrant)

BY:	/s/ John K. Stipancich	Date: November 15, 2022
John K. Stipancich,
ExecutiveVice President, General Counsel and Corporate Secretary